Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Henry Ji, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Sorrento Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 12, 2013	By:	/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Interim Chief Executive Officer
(Principal Executive Officer)